FOR IMMEDIATE RELEASE
INNOVATE Corp. Announces First Quarter 2024 Results
- Infrastructure: DBM Global achieved first quarter revenue of $307.9 million -
- Life Sciences: R2 delivered record North America system sales in the first quarter 2024 -
- Spectrum: Broadcasting's revenue growth driven by launch of new networks -
NEW YORK, NY, May 7, 2024 - INNOVATE Corp. (“INNOVATE” or the “Company”) (NYSE: VATE) announced today its consolidated results for the first quarter.
Financial Summary

(in millions, except per share amounts)	Three Months Ended March 31,
	2024	2023	Increase / (Decrease)
Revenue	$315.2	$317.9	(0.8)%
Net loss attributable to common stockholders	$(17.7)	$(10.2)	(73.5)%
Basic and Diluted loss per share attributable to common stockholders	$(0.22)	$(0.13)	(69.2)%
Total Adjusted EBITDA(1)	$12.8	$4.9	161.2%

(1) Reconciliation of GAAP to Non-GAAP measures follows

Commentary
“INNOVATE delivered $315.2 million in revenue in the first quarter as the three business segments experienced a strong start to 2024,” said Avie Glazer, Chairman of INNOVATE. “Infrastructure's first quarter top line results were better than expected while also achieving year-over-year growth for Adjusted EBITDA. At Life Sciences, MediBeacon and R2 continue to make progress and look to keep momentum from last year. At Spectrum, the business expanded profitability and delivered strong results in the first quarter.”

“We delivered strong first quarter financial results driven by continued momentum across our three business segments,” said Paul Voigt, INNOVATE's Interim CEO. “The macro backdrop for DBM remained relatively unchanged; however, the business still delivered strong results and expanded margins further. At Pansend, MediBeacon is engaged with ongoing discussion with the FDA and R2 experienced strong North America unit sales growth, again, this quarter. Finally, Broadcasting's network distribution revenues grew as they launched new networks, driving a record result this quarter.”

First Quarter 2024 and Recent Highlights
•Closed the rights offering on April 24, 2024 and in the aggregate, the Company issued 5.3 million new shares of common stock at the subscription price of $0.70 per whole share for gross proceeds of $3.7 million to the Company, in addition to 31.3 thousand shares of preferred stock to Lancer Capital LLC (“Lancer Capital”) for gross proceeds of $31.3 million to the Company. After giving effect to the rights offering, the Company now has 85.2 million shares of common stock issued and outstanding. If approved at the annual meeting, the conversion of the 31.3 thousand shares of preferred stock purchased by Lancer Capital would result in the issuance of an additional 44.7 million shares of common stock. The Company expects to use the proceeds from the rights offering for general corporate purposes, including debt service and for working capital.

Infrastructure
•DBM Global Inc. ("DBMG") reported first quarter 2024 revenue of $307.9 million, a decrease of 1.2%, compared to $311.7 million in the prior year quarter. Net Income was $4.4 million, compared to $2.0 million for the prior year quarter. Adjusted EBITDA increased to $18.3 million from $16.3 million in the prior year quarter.
•DBM Global grew gross margin to 14.6% in the first quarter, an expansion of approximately 150 basis points year-over-year and Adjusted EBITDA margin to 5.9% in the first quarter, an expansion of approximately 70 basis points year-over-year.
•DBM Global’s reported backlog and adjusted backlog, which takes into consideration awarded but not yet signed contracts, was $0.9 billion and $1.2 billion as of March 31, 2024, respectively, compared to reported and adjusted backlog of $1.1 billion and $1.2 billion, respectively, as of December 31, 2023.

Life Sciences
•R2 Technologies, Inc. ("R2") continues to break records in North America with record high system sales and number of patient treatments in Q1; over 400 systems shipped worldwide.
•MediBeacon is engaged in an ongoing dialogue with the FDA and remains optimistic regarding approval. MediBeacon’s goal continues to be achieving full FDA approval status and to gain agreement on product labeling in 2024.

Spectrum
•New 2024 network launches are driving higher revenue growth, beginning with Free TV’s January 1st network launches of The 365 and Outlaw and subsequent launch of three new sports networks: Outdoor America, MTRSPT1 and SPEED SPORT TV.
•Network distribution revenues are growing as churn rates decline, pricing holds steady and new programmers emerge, particularly cable and streaming networks looking for "over-the-air" coverage.
•Participated in NAB Conference in Las Vegas in April which generated considerable interest in HC2 Broadcasting’s platform from content providers and broadcasters.
•Announced operating and revenue share agreements with a large-market Public Broadcast station to provide 3.0 "lighthousing" and commercial applications.
•Continue to actively explore 5G broadcasting opportunities in the U.S.
•Broadcasting reported first quarter 2024 revenue of $6.3 million, compared to $5.7 million in the prior year quarter. Net Loss was $4.8 million compared to $5.0 million in the prior year quarter. Adjusted EBITDA was $1.6 million, compared to $0.4 million in the prior year quarter.

First Quarter 2024 Financial Highlights
•Revenue: For the first quarter of 2024, INNOVATE's consolidated revenue was $315.2 million, a decrease of 0.8%, compared to $317.9 million for the prior year quarter. The decrease was driven by our Infrastructure segment, which was partially offset by increases at our Spectrum and Life Sciences segments. The decrease at our Infrastructure segment was primarily driven by the timing and size of projects at DBMG's commercial structural steel fabrication and erection business and Banker Steel, which was partially offset by an increase at the industrial maintenance and repair business due to the timing and size of projects. The increase at our Spectrum segment was primarily driven by network launches and expanded coverage with existing customers. The increase at our Life Sciences segment was attributable to R2, primarily due to the launch of the Glacial fx system in the second half of 2023 and an increase in Glacial Rx units sold.

REVENUE by OPERATING SEGMENT

(in millions)	Three Months Ended March 31,
	2024	2023	Increase / (Decrease)
Infrastructure	$307.9	$311.7	$(3.8)
Life Sciences	1.0	0.5	0.5
Spectrum	6.3	5.7	0.6
Consolidated INNOVATE	$315.2	$317.9	$(2.7)

•Net Loss: For the first quarter of 2024, INNOVATE reported a Net Loss attributable to common stockholders of $17.7 million, or $0.22 per fully diluted share, compared to a Net Loss of $10.2 million, or $0.13 per fully diluted share, for the prior year quarter. The increase in Net Loss was primarily due the unrepeated gain on sale of the equity investment in HMN of $12.3 million in the comparable period, an unrepeated $3.8 million step-up gain from the increase in Pansend's basis as a result of MediBeacon issuing $7.5 million of its preferred stock to Huadong in the comparable period, an increase in tax expense, a $2.2 million loss on debt extinguishment at R2 incurred in the current period, an increase in compensation-related expenses and a loss on a disposal related to a plant closure in the first quarter of 2024 at our Infrastructure segment and an increase in interest expense from higher outstanding principal balances at our Non-Operating Corporate and Life Sciences segments as a result of new debt issued subsequent to the comparable period. The increase in Net Loss was partially offset by an increase in gross profit primarily driven by our Infrastructure segment due to timing of projects and, to a lesser extent, our Spectrum and Life Sciences segments, a decrease in selling, general and administrative expenses ("SG&A") driven by unrepeated transaction expenses related to the sale of New Saxon's 19% investment in HMN in the comparable period, a decrease in compensation-related expenses at R2, our Non-Operating Corporate and our Spectrum segments, a decrease in marketing expenses and other costs as a result of cost reduction initiatives at R2 and decreases in consulting fees, disposition and acquisition expenses, and insurance expense at our Non-Operating Corporate segment, a decrease in depreciation and amortization primarily driven by our Infrastructure segment, as certain customer contract intangibles became fully amortized in the second quarter of 2023 and a decrease in interest expense at our Infrastructure segment due to a decrease in outstanding principal balances.

NET INCOME (LOSS) by OPERATING SEGMENT

(in millions)	Three Months Ended March 31,
	2024	2023	Increase / (Decrease)
Infrastructure	$4.4	$2.0	$2.4
Life Sciences	(4.5)	(2.8)	(1.7)
Spectrum	(4.8)	(5.0)	0.2
Non-Operating Corporate	(12.5)	(11.9)	(0.6)
Other and eliminations	—	8.7	(8.7)
Net loss attributable to INNOVATE Corp.	$(17.4)	$(9.0)	(8.4)
Less: Preferred dividends	0.3	1.2	(0.9)
Net loss attributable to common stockholders	$(17.7)	$(10.2)	$(7.5)

•Adjusted EBITDA: For the first quarter of 2024, total Adjusted EBITDA, was $12.8 million compared to total Adjusted EBITDA of $4.9 million for the prior year quarter. The increase in Adjusted EBITDA was primarily driven by higher margins at DBMG's commercial structural steel fabrication and erection business, and by our Life Sciences segment from lower equity method losses recognized from Pansend's investment in MediBeacon due to additional investments during 2023 resulting in an increase in previously suspended losses being recognized in the comparable period as the investment's carrying amount was reduced to zero and by R2, driven by a decrease in SG&A expenses primarily from decreases in compensation-related expenses, marketing costs, and other general and administrative expenses as a result of cost reduction initiatives, as well as an increase in revenue primarily due to an increase in Glacial fx unit sales, which launched in the second half of 2023, and an increase in Glacial Rx unit sales. Additionally contributing to the increase in Adjusted EBITDA was our Spectrum segment primarily driven by an increase in revenue primarily as a result of network launches and expanded coverage with existing customers, as well as a decrease in SG&A expenses at our Non-Operating Corporate segment. The increase was partially offset by our Infrastructure segment primarily driven by an increase in compensation-related expenses and a decrease in margin at the construction modeling and detailing business.

ADJUSTED EBITDA by OPERATING SEGMENT

(in millions)	Three Months Ended March 31,
	2024	2023	Increase / (Decrease)
Infrastructure	$18.3	$16.3	$2.0
Life Sciences	(4.2)	(7.8)	3.6
Spectrum	1.6	0.4	1.2
Non-Operating Corporate	(2.9)	(3.5)	0.6
Other and eliminations	—	(0.5)	0.5
Total Adjusted EBITDA	$12.8	$4.9	$7.9

•Balance Sheet: As of March 31, 2024, INNOVATE had cash and cash equivalents, excluding restricted cash, of $38.4 million compared to $80.8 million as of December 31, 2023. On a stand-alone basis, as of March 31, 2024, our Non-Operating Corporate segment had cash and cash equivalents of $9.2 million compared to $2.5 million at December 31, 2023.

Conference Call
INNOVATE will host a live conference call to discuss its first quarter 2024 financial results and operations today at 4:30 p.m. ET. The Company will post an earnings supplemental presentation in the Investor Relations section of the INNOVATE website at innovate-ir.com to accompany the conference call. Dial-in instructions for the conference call and the replay follows.
•Live Webcast and Call. A live webcast of the conference call can be accessed by interested parties through the Investor Relations section of the INNOVATE website at innovate-ir.com.
–Dial-in: 1-800-717-1738 (Domestic Toll Free) / 1-646-307-1865 (Toll/International)
–Participant Entry Number: 1122349
•Conference Replay*
–Dial-in: 1-844-512-2921 (Domestic Toll Free) / 1-412-317-6671 (Toll/International)
–Conference Number: 1122349
*Available approximately two hours after the end of the conference call through May 21, 2024.

About INNOVATE Corp.
INNOVATE Corp., is a portfolio of best-in-class assets in three key areas of the new economy – Infrastructure, Life Sciences and Spectrum. Dedicated to stakeholder capitalism, INNOVATE employs approximately 4,000 people across its subsidiaries. For more information, please visit: www.INNOVATECorp.com.

Contacts

Investor Contact:
Anthony Rozmus
ir@innovatecorp.com
(212) 235-2691

Non-GAAP Financial Measures
In this press release, INNOVATE refers to certain financial measures that are not presented in accordance with U.S. generally accepted accounting principles (“GAAP”), including Total Adjusted EBITDA (excluding discontinued operations, if applicable) and Adjusted EBITDA for its operating segments. In addition, other companies may define Adjusted EBITDA differently than we do, which could limit its usefulness.
Adjusted EBITDA
Management believes that Adjusted EBITDA provides investors with meaningful information for gaining an understanding of our results as it is frequently used by the financial community to provide insight into an organization’s operating trends and facilitates comparisons between peer companies, since interest, taxes, depreciation, amortization and the other items listed in the definition of Adjusted EBITDA below can differ greatly between organizations as a result of differing capital structures and tax strategies. Adjusted EBITDA can also be a useful measure of a company’s ability to service debt. While management believes that non-U.S. GAAP measurements are useful supplemental information, such adjusted results are not intended to replace our U.S. GAAP financial results. Using Adjusted EBITDA as a performance measure has inherent limitations as an analytical tool as compared to net income (loss) or other U.S. GAAP financial measures, as this non-GAAP measure excludes certain items, including items that are recurring in nature, which may be meaningful to investors. As a result of the exclusions, Adjusted EBITDA should not be considered in isolation and does not purport to be an alternative to net income (loss) or other U.S. GAAP financial measures as a measure of our operating performance.

The calculation of Adjusted EBITDA, as defined by us, consists of Net income (loss) attributable to INNOVATE Corp., excluding: discontinued operations, if applicable; depreciation and amortization; other operating (income) loss, which is inclusive of (gain) loss on sale or disposal of assets, lease termination costs, asset impairment expense and FCC reimbursements; interest expense; other (income) expense, net; income tax expense (benefit); non-controlling interest; share-based compensation expense; restructuring and exit costs; and acquisition and disposition costs.

Cautionary Statement Regarding Forward-Looking Statements
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This press release contains, and certain oral statements made by our representatives from time to time may contain, "forward-looking statements." Generally, forward-looking statements include information describing actions, events, results, strategies and expectations and are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans,” “seeks,” “estimates,” “projects,” “may,” “will,” “could,” “might,” or “continues” or similar expressions. Such forward-looking statements are based on current expectations and inherently involve certain risks, assumptions and uncertainties. The forward-looking statements in this press release include, without limitation, any statements regarding INNOVATE’s plans and expectations for future growth and ability to capitalize on potential opportunities, the achievement of INNOVATE’s strategic objectives, expectations for performance of new projects and realization of revenue from the backlog at DBM Global, anticipated success from the continued sale of new products in the Life Sciences segment, possible developments regarding the FDA approval process at MediBeacon, anticipated performance of new channels and LPTV frequencies, expanded uses for LPTV channels in the Spectrum segment and the potential deployment of datacasting, anticipated agreements in the Spectrum segment with public broadcast networks, anticipated 5G broadcasting opportunities in the Spectrum segment, anticipated developments regarding Federal Communications Commission approval to convert existing station to 5G broadcast, our intentions to regain compliance with the NYSE's continued listing standards, and changes in macroeconomic and market conditions and market volatility, including interest rates, the value of securities and other financial assets, and the impact of such changes and volatility on INNOVATE’s financial position. Such statements are based on the beliefs and assumptions of INNOVATE’s management and the management of INNOVATE’s subsidiaries and portfolio companies.

The Company believes these judgments are reasonable, but these statements are not guarantees of performance, results or the creation of stockholder value and the Company’s actual results could differ materially from those expressed or implied in the forward-looking statements due to a variety of important factors, both positive and negative, including those that may be identified in subsequent statements and reports filed with the Securities and Exchange Commission (“SEC”), including in our reports on Forms 10-K, 10-Q, and 8-K. Such important factors include, without limitation: our dependence on distributions from our subsidiaries to fund our operations and payments on our obligations; the impact on our business and financial condition of our substantial indebtedness and any significant additional indebtedness and other financing obligations we may incur; our dependence on the retaining and recruitment of key personnel; volatility in the trading price of our common stock; the impact of potential supply chain disruptions, labor shortages and increases in overall price levels, including in transportation costs; interest rate environment; developments relating to the ongoing hostilities in Ukraine and Israel; increased competition in the markets in which our operating segments conduct their businesses; our ability to successfully identify any strategic acquisitions or business opportunities; uncertain global economic conditions in the markets in which our operating segments conduct their businesses; changes in regulations and tax laws; covenant noncompliance risk; tax consequences associated with our acquisition, holding and disposition of target companies and assets; the ability of our operating segments to attract and retain customers; our expectations regarding the timing, extent and effectiveness of our cost reduction initiatives and management’s ability to moderate or control discretionary spending; our expectations and timing with respect to any strategic dispositions and sales of our operating subsidiaries, or businesses; the possibility of indemnification claims arising out of divestitures of businesses; and our possible inability to raise additional capital when needed or refinance our existing debt, on attractive terms, or at all.

Although INNOVATE believes its expectations and assumptions regarding its future operating performance are reasonable, there can be no assurance that the expectations reflected herein will be achieved. These risks and other important factors discussed under the caption “Risk Factors” in our most recent Annual Report on Form 10-K filed with the SEC, and our other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release.

You should not place undue reliance on forward-looking statements. All forward-looking statements attributable to INNOVATE or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made, and unless legally required, INNOVATE undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

INNOVATE CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in millions, except per share amounts)

	Three Months Ended March 31,
	2024	2023
Revenue	$315.2	$317.9
Cost of revenue	266.6	274.3
Gross profit	48.6	43.6
Operating expenses:
Selling, general and administrative	39.5	41.7
Depreciation and amortization	4.4	6.3
Other operating loss (income)	1.9	(0.4)
Income (loss) from operations	2.8	(4.0)
Other (expense) income:
Interest expense	(17.2)	(15.6)
Loss from equity investees	(1.2)	(4.0)
Other (expense) income, net	(1.2)	16.5
Loss from operations before income taxes	(16.8)	(7.1)
Income tax expense	(3.3)	(0.9)
Net loss	(20.1)	(8.0)
Net loss (income) attributable to non-controlling interests and redeemable non-controlling interests	2.7	(1.0)
Net loss attributable to INNOVATE Corp.	(17.4)	(9.0)
Less: Preferred dividends	0.3	1.2
Net loss attributable to common stockholders	$(17.7)	$(10.2)

Loss per share - basic and diluted	$(0.22)	$(0.13)

Weighted average common shares outstanding - basic and diluted	78.7	77.7

INNOVATE CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in millions, except share amounts)

	March 31, 2024	December 31, 2023

Assets
Current assets
Cash and cash equivalents	$38.4	$80.8
Accounts receivable, net	269.3	278.4
Contract assets	82.2	118.6
Inventory	21.8	22.4
Assets held for sale	3.8	3.1
Other current assets	13.1	14.6
Total current assets	428.6	517.9
Investments	1.8	1.8
Deferred tax asset	1.9	2.0
Property, plant and equipment, net	146.8	154.6
Goodwill	126.9	127.1
Intangibles, net	177.1	178.9
Other assets	60.4	61.3
Total assets	$943.5	$1,043.6
Liabilities, temporary equity and stockholders’ deficit
Current liabilities
Accounts payable	$122.9	$142.9
Accrued liabilities	50.5	70.8
Current portion of debt obligations	34.2	30.5
Contract liabilities	125.4	153.5
Other current liabilities	16.0	16.1
Total current liabilities	349.0	413.8
Deferred tax liability	4.2	4.1
Debt obligations	641.5	679.3
Other liabilities	83.4	82.7
Total liabilities	1,078.1	1,179.9
Commitments and contingencies
Temporary equity
Preferred Stock Series A-3, Preferred Stock Series A-4, and Preferred Stock Series C, $0.001 par value	39.8	16.4
Shares authorized: 20,000,000 as of both March 31, 2024 and December 31, 2023
Shares issued and outstanding: 6,125 of Series A-3, 10,000 of Series A-4 and 25,000 of Series C as of March 31, 2024; and 6,125 of Series A-3, 10,000 of Series A-4 and zero of Series C as of December 31, 2023
Redeemable non-controlling interest	(1.2)	(1.0)
Total temporary equity	38.6	15.4
Stockholders’ deficit
Common stock, $0.001 par value	0.1	0.1
Shares authorized: 160,000,000 as of both March 31, 2024 and December 31, 2023
Shares issued: 81,373,919 and 80,722,983 as of March 31, 2024 and December 31, 2023, respectively
Shares outstanding: 79,885,927 and 79,234,991 as of March 31, 2024 and December 31, 2023, respectively
Additional paid-in capital	327.7	328.2
Treasury stock, at cost: 1,487,992 shares as of both March 31, 2024 and December 31, 2023	(5.4)	(5.4)
Accumulated deficit	(504.7)	(487.3)
Accumulated other comprehensive loss	(2.1)	(1.1)
Total INNOVATE Corp. stockholders’ deficit	(184.4)	(165.5)
Non-controlling interest	11.2	13.8
Total stockholders’ deficit	(173.2)	(151.7)
Total liabilities, temporary equity and stockholders’ deficit	$943.5	$1,043.6

INNOVATE CORP.
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA
(Unaudited)

(in millions)	Three Months Ended March 31, 2024
	Infrastructure	Life Sciences	Spectrum	Non-Operating Corporate	Other and Eliminations	INNOVATE
Net income (loss) attributable to INNOVATE Corp.	$4.4	$(4.5)	$(4.8)	$(12.5)	$—	$(17.4)
Adjustments to reconcile net income (loss) to Adjusted EBITDA:
Depreciation and amortization	3.0	0.1	1.3	—	—	4.4
Depreciation and amortization (included in cost of revenue)	4.0	—	—	—	—	4.0
Other operating loss	1.6	—	—	0.3	—	1.9
Interest expense	2.7	0.9	3.4	10.2	—	17.2
Other (income) expense, net	(0.8)	2.0	2.0	(2.0)	—	1.2
Income tax expense	2.5	—	—	0.8	—	3.3
Non-controlling interest	0.4	(2.8)	(0.3)	—	—	(2.7)
Share-based compensation expense	—	0.1	—	0.3	—	0.4
Restructuring and exit costs	0.5	—	—	—	—	0.5
Adjusted EBITDA	$18.3	$(4.2)	$1.6	$(2.9)	$—	$12.8

(in millions)	Three Months Ended March 31, 2023
	Infrastructure	Life Sciences	Spectrum	Non-Operating Corporate	Other and Eliminations	INNOVATE
Net income (loss) attributable to INNOVATE Corp.	$2.0	$(2.8)	$(5.0)	$(11.9)	$8.7	$(9.0)
Adjustments to reconcile net income (loss) to Adjusted EBITDA:
Depreciation and amortization	4.9	0.1	1.3	—	—	6.3
Depreciation and amortization (included in cost of revenue)	3.9	—	—	—	—	3.9
Other operating income	(0.1)	—	(0.3)	—	—	(0.4)
Interest expense	3.4	0.5	3.2	8.5	—	15.6
Other (income) expense, net	(0.2)	(3.9)	1.8	(1.6)	(12.6)	(16.5)
Income tax expense (benefit)	1.1	—	—	1.0	(1.2)	0.9
Non-controlling interest	0.2	(1.9)	(0.6)	—	3.3	1.0
Share-based compensation expense	—	0.2	—	0.3	—	0.5
Restructuring and exit costs	0.5	—	—	—	—	0.5
Acquisition and disposition costs	0.6	—	—	0.2	1.3	2.1
Adjusted EBITDA	$16.3	$(7.8)	$0.4	$(3.5)	$(0.5)	$4.9